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                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Current Report on Form 8-K dated November 6, 2001 of divine, inc., of our report dated February 13, 2001, except for the information presented in Note 15 for which the date is April 16, 2001, relating to the financial statements of RoweCom Inc., which appears in the Registration Statement on Form S-4 dated August 31, 2001, as amended on September 14, 2001 (No. 333-68852) of divine, inc. We also hereby consent to the incorporation by reference in the Registration Statement on Form S-4 dated October 9, 2001, as amended on October 30, 2001 (No. 333-71272), the Registration Statement on Form S-3 dated November 14, 2001 (No. 333-73362) and September 13, 2001, as amended on September 26, 2001 (No. 333-69354), and the Registration Statements on Form S-8 dated June 13, 2001 (No. 333-62882), January 31, 2001 (No. 333-54698), December 20, 2000
(No. 333-52262), and July 11, 2000 (No. 333-41184) of our report dated
February 13, 2001, except for the information presented in Note 15 for which the date is April 16, 2001, relating to the financial statements of RoweCom Inc., which appears in the Registration Statement on Form S-4 dated August 31, 2001, as amended on September 14, 2001 (No. 333-68852) of divine, inc.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 16, 2001